UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2013

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Blackstone Mortgage Trust, Inc. (the “Company”) previously announced on September 23, 2013 that Geoffrey G. Jervis intended to resign from his position at the Real Estate Debt Strategies group of The Blackstone Group L.P. (“Blackstone”) to pursue other opportunities, effective at such time as a successor chief financial officer of the Company was named by its external manager, BXMT Advisors L.L.C. (the “Manager”), an affiliate of Blackstone, under the terms of the Company’s existing management agreement with the Manager.

On December 10, 2013, the Manager named and the Company’s Board of Directors appointed Paul D. Quinlan, a Managing Director in the finance division of Blackstone, to serve as the Company’s chief financial officer and assistant secretary. Mr. Quinlan, age 36, in his business development role, was a key member of the Blackstone deal team for the December 2012 strategic transaction with the Company, which was then known as Capital Trust, Inc. Mr. Quinlan will also serve as the Chief Financial Officer of Blackstone’s Real Estate Debt Strategies group, which encompasses all of Blackstone’s commercial real estate debt investment vehicles, including the Company. Mr. Quinlan most recently served as Blackstone’s head of Financial Planning & Business Development, with oversight of management and public reporting, and strategic mergers and acquisitions. Mr. Quinlan was also the Chief Financial Officer for Blackstone Advisory Partners L.P., encompassing Blackstone’s Advisory, Restructuring & Reorganization and Capital Markets businesses. From 2004 until joining Blackstone in 2010, Mr. Quinlan worked as a Director in the Global Principal Investments Group at Bank of America Merrill Lynch, focusing on strategic corporate mergers, acquisitions, divestitures and private equity investments. Prior to this, Mr. Quinlan worked in investment banking at Merrill Lynch and PricewaterhouseCoopers Securities. Mr. Quinlan received a B.S. in Finance and English cum laude from Georgetown University and an M.B.A. with distinction from New York University’s Stern School of Business.

Because the Manager is responsible for managing the Company’s affairs and for compensating any individuals it provides to the Company under the terms of its existing management agreement with the Company, neither Mr. Quinlan nor Mr. Jervis has entered into any compensatory arrangement with the Company in connection with the foregoing events.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Blackstone Mortgage Trust, Inc. on December 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: December 10, 2013

	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance